Exhibit 99.2

Quaker Houghton Third Quarter 2021 Results Investor Conference Call

Risks and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the third quarter earnings news release, dated November 4, 2021, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic and global supply chain constraints on the Company's business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity and remain in compliance with the terms of the Company's credit facility, statements regarding remediation of our material weaknesses in internal control over financial reporting, expectations of future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations of future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints as well as any projected global economic rebound or anticipated positive results due to Company actions taken in response, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, worldwide economic and political disruptions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent and duration of the pandemic, the severity of the disease and the number of people infected with the virus including as new variants emerge, the continued uncertainty regarding global availability, administration, acceptance and long-term efficacy of vaccines, or other treatments for COVID-19 or its variants, the longer-term effects on the economy of the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, as well as laws and other governmental programs implemented to address the pandemic or assist impacted businesses, such as fiscal stimulus and other legislation designed to deliver monetary aid and other relief. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about business conditions during 2021 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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©2020 Quaker Houghton. All Rights Reserved

Michael F. Barry Chairman of the Board, Chief Executive Officer & President Andrew E. Tometich Chief Executive Officer & President (effective December 1, 2021) Shane W. Hostetter Senior Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President and Global Controller ©2020 Quaker Houghton. All Rights Reserved 3 Speakers

©2020 Quaker Houghton. All Rights Reserved 4 • Record net sales of $449.1 million increased 22% compared to the third quarter of 2020 • Reported net income of $31.1 million, earnings per diluted share of $1.73 and non - GAAP net income of $29.4 million • Non - GAAP earnings per diluted share of $1.63 increased 5% compared to the third quarter of 2020 • Adjusted EBITDA of $66.2 million increased 3% compared to the third quarter of 2020 resulting in record trailing twelve month adjusted EBITDA of $279 million • $13 million invested in three acquisitions estimated to add $2 million of full year adjusted EBITDA in 2022 Third Quarter 2021 Headlines

©2020 Quaker Houghton. All Rights Reserved 5 Chairman Comments Third Quarter of 2021 • Record quarterly net sales despite the continued negative impacts of the automotive semiconductor shortage and supply chain challenges • Demand continues to be the major contributor to earnings performance as organic sales volumes increased 6% from third quarter of 2020 largely due to underlying market growth and continued market share gains • Gross margins were negatively impacted by increases in raw material costs that were higher than previously expected and resulted in a sequential decline in gross margin by 3.2% as our raw material costs increased approximately 10% sequentially Fourth Quarter of 2021 Outlook • End market demand expected to remain good but will be negatively impacted by the power restrictions in China and the continued impact from semiconductor shortages on the automotive industry • Expect to have sequential improvement in our product margins and expect adjusted EBITDA to be in a similar range to the third quarter of 2021 “ Looking ahead to 2022, we expect another strong year for Quaker Houghton with net sales and earnings growth to be above our normal long - term trends as we expect good growth in our end markets, continued market share gains and higher gross margins as our pricing initiatives catch up from the lag we are experiencing in 2021 due to significant raw material inflation.” - Michael F. Barry, Chairman, CEO and President

Financial Highlights

Third quarter of 2021

- Record net sales of $449.1 million increased 22% due to higher volumes of 10%, which includes additional net sales from acquisitions of 4%, increases in selling price and product mix of approximately 10% and the positive impact from foreign currency translation of 2%
- Gross profit increased $4.9 million or approximately 4% compared to Q3'20 due to an increase in net sales largely offset by declines in gross margins to 32.3% in Q3'21 compared to 38.2% in Q3'20
  - Sequentially, the continued escalation in raw material costs and tight supply chain drove lower gross margins compared to 35.5% in Q2'21 and lower gross profit despite higher net sales compared to Q2'21
- SG&A increased $7.2 million primarily due to additional SG&A from acquisitions and foreign currency translation, an increase in direct selling expenses on the net sales increase as well as higher labor-related costs compared to Q3'20 as the prior year benefited from temporary cost savings measures implemented in response to COVID-19
- Non-operating items include foreign currency transaction gains during Q3'21 compared to foreign currency transaction losses in Q3'20 as well as a loss on disposal of assets related to property damage to the Company's global headquarters caused by Hurricane Ida
- Effective tax rates of 2.6% and 8.1% in Q3'21 and Q3'20, respectively, include various one-time items; without these items effective tax rates would have been ~25% and ~24% for Q3'21 and Q3'20, respectively
- Non-GAAP EPS of $1.63 increased 5% compared to $1.56 in Q3'20 and adjusted EBITDA of $66.2 million increased 3% compared to $63.9 million in Q3'20
- Operating cash flow of $12.1 million compared to Q3'20 of $67.4 million driven by a significant change in working capital as strong net sales and volumes resulted in a large increase in accounts receivable as well as significant increases in inventory due to stock builds to address the tight supply chain and rising raw material costs

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©2020 Quaker Houghton. All Rights Reserved

©2020 Quaker Houghton. All Rights Reserved 7 Financial Snapshot (dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding Q3 2021 Q3 2020 Q2 2021 YTD 2021 YTD 2020 GAAP Net Sales $ 449.1 $ 367.2 $ 81.8 22% $ 435.3 $ 13.8 3% $1,314.1 $1,031.8 $ 282.3 27% Gross Profit 145.1 140.2 4.9 4% 154.5 (9.3) -6% 455.8 371.4 84.3 23% Gross Margin (%) 32.3% 38.2% -5.9% -15% 35.5% -3.2% -9% 34.7% 36.0% -1.3% -4% Operating Income (Loss) 36.0 34.9 1.2 3% 38.8 (2.8) -7% 119.7 24.7 95.1 386% Net Income (Loss) 31.1 27.3 3.8 14% 33.6 (2.5) -7% 103.2 (8.8) 112.1 -1272% Earnings (Loss) Per Diluted Share 1.73 1.53 0.20 13% 1.88 (0.15) -8% 5.76 (0.50) 6.26 -1252% Non-GAAP Non-GAAP Operating Income $ 43.2 $ 43.2 $ 0.0 0% $ 46.4 $ (3.2) -7% $ 143.3 $ 90.4 $ 52.9 59% Non-GAAP Operating Margin (%) 9.6% 11.8% -2.1% -18% 10.7% -1.0% -10% 10.9% 8.8% 2.1% 25% Adjusted EBITDA 66.2 63.9 2.2 3% 70.1 (3.9) -6% 213.4 156.5 56.9 36% Adjusted EBITDA Margin (%) 14.7% 17.4% -2.7% -15% 16.1% -1.4% -8% 16.2% 15.2% 1.1% 7% Non-GAAP Earnings Per Diluted Share 1.63 1.56 0.07 5% 1.82 (0.19) -10% 5.56 3.15 2.41 77% Variance (1) Variance (1)Variance (1)

Q3’21 volumes up 10% compared to Q3’20 (including acquisitions of 4%) Total Company Volume Trend (k ilograms, in thousands ) 8 ©2020 Quaker Houghton. All Rights Reserved 60,000 80,000 100,000 120,000 140,000 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21

©2020 Quaker Houghton. All Rights Reserved 9 Pro Forma Adjusted EBITDA (dollars in millions) Record TTM adjusted EBITDA driven by strong net sales growth (1) Results presented above for 2020 and 2021 are the actual results for Quaker Houghton, all other years are pro forma results $215 $221 $236 $234 $222 $279 $200 $220 $240 $260 $280 $300 2016 2017 2018 2019 2020 (1) TTM Q3 2021 (1) $64 $66 $10 $26 $42 $58 $74 $90 Q3 2020 (1) Q3 2021 (1)

Leverage Reported 3.5 3.4 3.7 3.4 3.2 3.1 2.7 2.7 Bank 2.9 2.8 3.1 2.9 2.8 2.8 2.5 2.5 $811 $811 $799 $741 $717 $750 $759 $759 $600 $650 $700 $750 $800 $850 $900 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Net Debt • Total gross outstanding borrowings of $900.7 million and cash on hand of $141.4 million result in net debt of $759.3 million compared to $717.3 million as of December 31, 2020 • Net debt to TTM adjusted EBITDA of 2.7x as of September 30, 2021, compared to 3.2x as of December 31, 2020 • Expect to remain in compliance with all bank covenants including net debt to adjusted EBITDA covenant (2.5x as of September 30, 2021, compared to a maximum permitted leverage of 4.0x) • Credit Facility cost of debt ~1.6% in Q3’21 and ~1.6% as of September 30, 2021 (~1.9% w/ interest rate swap) • Net operating cash inflow of $12.1 million in Q3’21 and year - to - date 2021 operating cash flow of $2.5 million; strong earnings are being offset by significant investments in working capital as a result of the strong net sales and volumes resulting in a large increase in accounts receivable as well as significant increases in inventory due to stock builds to address the tight supply chain and rising raw material costs Leverage and Liquidity Update 10 ©2020 Quaker Houghton. All Rights Reserved

Appendix Actual and Non - GAAP Results

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income (loss) attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income (loss) attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income (loss) before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to 2021 and 2022 projected adjusted EBITDA growth for the Company, including as a result of our recent acquisitions, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's third quarter earnings news release dated November 4, 2021, which has been furnished to the Securities and Exchange Commission on Form 8-K, and once filed with the Securities and Exchange Commission, the Company's 10-Q for the period ended September 30, 2021. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2020 Quaker Houghton. All Rights Reserved

©2020 Quaker Houghton. All Rights Reserved 13 Non - GAAP Operating Income Reconciliation (dollars in thousands, unless otherwise noted) Q3 2021 Q3 2020 YTD 2021 YTD 2020 Operating income 36,010$ 34,859$ 119,720$ 24,653$ Houghton combination, integration and other acquisition-related expenses Restructuring and related charges (880) 1,383 593 3,585 Fair value step up of acquired inventory sold - - 801 226 CEO transition costs 285 - 1,097 - Inactive subsidiary's non-operating litigation costs 320 - 613 - Customer bankruptcy costs - - - 463 Facility remediation costs, net 1,490 - 1,490 - Indefinite-lived intangible asset impairment - - - 38,000 Non-GAAP operating income 43,188$ 43,155$ 143,291$ 90,369$ Non-GAAP operating margin (%) 9.6% 11.8% 10.9% 8.8% 5,963 6,913 18,977 23,442

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(dollars in thousands, unless otherwise noted)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Net income (loss) attributable to Quaker Chemical Corporation	$ 31,058	$ 27,304	$ 103,243	$ (8,812)
Depreciation and amortization	21,542	21,022	66,334	63,764
Interest expense, net	5,637	6,837	16,725	22,109
Taxes on income (loss) before equity in net income of associated companies	795	2,245	26,702	(7,603)
EBITDA	$ 59,032	$ 57,408	$ 213,004	$ 69,458
Equity income in a captive insurance company	(108)	(542)	(4,071)	(697)
Houghton combination, integration and other acquisition-related expenses	5,786	6,913	12,871	22,679
Restructuring and related charges	(880)	1,383	593	3,585
Fair value step up of acquired inventory sold	-	-	801	226
CEO transition costs	285	-	1,097	-
Inactive subsidiary's non-operating litigation costs	320	-	613	-
Customer bankruptcy costs	-	-	-	463
Facility remediation costs, net	2,019		2,019	-
Indefinite-lived intangible asset impairment	-	-	-	38,000
Pension and postretirement benefit costs, non-service components	(343)	(1,375)	(596)	22,491
Brazilian non-income tax credits	-	-	(13,293)	-
Currency conversion impacts of hyper-inflationary economies	58	154	336	278
Adjusted EBITDA	$ 66,169	$ 63,941	$ 213,374	$ 156,483
Adjusted EBITDA Margin (%)	14.7%	17.4%	16.2%	15.2%
Adjusted EBITDA	$ 66,169	$ 63,941	$ 213,374	$ 156,483
Less: Depreciation and amortization - adjusted	21,365	21,022	65,616	63,002
Less: Interest expense, net	5,637	6,837	16,725	22,109
Less: taxes on income before equity in net income of associated companies - adjusted	9,765	8,337	31,277	15,473
Non-GAAP Net Income	$ 29,402	$ 27,745	$ 99,756	$ 55,899

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Adjusted EBITDA Reconciliation

Trailing Twelve Months Q3 2021

(dollars in thousands)

	A YTD Q3 2020	B Full Year 2020	C = B - A Last Three Months 2020	D YTD Q3 2021	E = C + D TTM Q3 2021
Net (loss) income attributable to Quaker Chemical Corporation	$ (8,812)	$ 39,658	$ 48,470	$ 103,243	$ 151,713
Depreciation and amortization	63,764	84,494	20,730	66,334	87,064
Interest expense, net	22,109	26,603	4,494	16,725	21,219
Taxes on (loss) income before equity in net income of associated companies	(7,603)	(5,296)	2,307	26,702	29,009
EBITDA	$ 69,458	$ 145,459	$ 76,001	$ 213,004	$ 289,005
Equity income in a captive insurance company	(697)	(1,151)	(454)	(4,071)	(4,525)
Houghton combination, integration and other acquisition-related expenses	22,679	29,538	6,859	12,871	19,730
Restructuring and related charges	3,585	5,541	1,956	593	2,549
Fair value step up of acquired inventory sold	226	226	-	801	801
CEO transition costs	-	-	-	1,097	1,097
Inactive subsidiary's non-operating litigation costs	-	-	-	613	613
Customer bankruptcy costs	463	463	-	-	-
Facility remediation costs, net	-	-	-	2,019	2,019
Indefinite-lived intangible asset impairment	38,000	38,000	-	-	-
Pension and postretirement benefit costs, non-service components	22,491	21,592	(899)	(596)	(1,495)
Brazilian non-income tax credits	-	-	-	(13,293)	(13,293)
Gain on changes in insurance settlement restrictions of an inactive subsidiary and related insurance insolvency recovery	-	(18,144)	(18,144)	-	(18,144)
Currency conversion impacts of hyper-inflationary economies	278	450	172	336	508
Adjusted EBITDA	$ 156,483	$ 221,974	$ 65,491	$ 213,374	$ 278,865

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©2020 Quaker Houghton. All Rights Reserved

Non-GAAP EPS Reconciliation

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
GAAP earnings (loss) per diluted share attributable to Quaker Chemical Corporation common shareholders	$ 1.73	$ 1.53	$ 5.76	$ (0.50)
Equity income in a captive insurance company per diluted share	(0.01)	(0.03)	(0.23)	(0.04)
Houghton combination, integration and other acquisition-related expenses per diluted share	0.26	0.30	0.58	1.03
Restructuring and related charges per diluted share	(0.04)	0.06	0.03	0.15
Fair value step up of acquired inventory sold per diluted share	-	-	0.03	0.01
CEO transition costs per diluted share	0.01	-	0.05	-
Inactive subsidiary's non-operating litigation costs per diluted share	0.02	-	0.03	-
Customer bankruptcy costs per diluted share	-	-	-	0.02
Facility remediation costs, net, per diluted share	0.09	-	0.09	-
Indefinite-lived intangible asset impairment per diluted share	-	-	-	1.65
Pension and postretirement benefit costs, non-service components per diluted share	(0.02)	(0.06)	(0.03)	0.83
Brazilian non-income tax credits per diluted share	(0.04)	-	(0.48)	-
Currency conversion impacts of hyper-inflationary economies per diluted share	0.00	0.01	0.02	0.02
Impact of certain discrete tax items per diluted share	(0.37)	(0.25)	(0.29)	(0.02)
Non-GAAP earnings per diluted share	$ 1.63	$ 1.56	$ 5.56	$ 3.15

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Segment Performance

(dollars in thousands)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Net sales				
Americas	$ 150,799	$ 119,540	$ 425,343	$ 330,012
EMEA	122,241	94,005	365,491	276,546
Asia/Pacific	98,659	84,877	286,924	226,850
Global Specialty Businesses	77,373	68,802	236,359	198,417
Total net sales	**$ 449,072**	**$ 367,224**	**$ 1,314,117**	**$ 1,031,825**
Segment operating earnings				
Americas	$ 31,273	$ 31,099	$ 97,155	$ 70,590
EMEA	20,153	17,439	68,802	46,269
Asia/Pacific	23,285	27,304	73,990	66,106
Global Specialty Businesses	20,663	21,161	69,041	58,114
Total segment operating earnings	**95,374**	**97,003**	**308,988**	**241,079**
Combination, integration and other acquisition-related expenses	(5,786)	(6,913)	(18,259)	(22,786)
Restructuring and related charges	880	(1,383)	(593)	(3,585)
Fair value step up of acquired inventory sold	-	-	(801)	(226)
Indefinite-lived intangible asset impairment	-	-	-	(38,000)
Non-operating and administrative expenses	(38,691)	(39,786)	(122,760)	(110,282)
Depreciation of corporate assets and amortization	(15,767)	(14,062)	(46,855)	(41,547)
Operating income	**36,010**	**34,859**	**119,720**	**24,653**
Other income (expense), net	647	(239)	19,344	(22,407)
Interest expense, net	(5,637)	(6,837)	(16,725)	(22,109)
Income (loss) before taxes and equity in net income of associated companies	**$ 31,020**	**$ 27,783**	**$ 122,339**	**$ (19,863)**

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Appendix Pro Forma Results

Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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©2020 Quaker Houghton. All Rights Reserved

20 ©2020 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination, Integration and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

Quaker Houghton. Forward Together

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©2020 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

Quaker Houghton. Forward Together

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©2020 Quaker Houghton. All Rights Reserved